EXHIBIT 99.2

Midway Gold Announces First Quarter Financial Results

May 18, 2011

Denver, Colorado – Midway Gold Corp. (TSX.V and NYSE Amex: MDW) (the “Company”) announces its financial results for the first quarter ended March 31, 2011, as filed on May 13, 2011, with the United States Securities and Exchange Commission (the “SEC”) and the relevant securities regulatory authorities in Canada, in the Company’s Quarterly Report on Form 10-Q.

Recent Highlights

●	Positive Prefeasibility Study of the Pan Project, White Pine County, Nevada; demonstrating economic viability and resource growth (please refer to our press release dated April 4, 2011).
●	New Resource Estimate of the Spring Valley Project, Pershing County, Nevada; including substantial resource growth(please refer to our press release dated May 2, 2011).
●
Canadian Short Form Prospectus accepted April 21, 2011, which along with a S-3 Shelf Registration Statement effective February 14, 2011, allows the Company to offer and sell up to US$60 million of the Company’s common shares, from time to time.

●	Warrant exercises in the first quarter resulted in cash from financing activities of $4,379,432.

Financial Results

All references to “$” in this release mean the Canadian dollar.  The financial information presented is in accordance with U.S. generally accepted accounting principles.

A comparison of our balance sheets at March 31, 2011 and December 31, 2010 is as follows:

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$7,512,983	$6,062,816	(1)
Mineral properties	50,017,862	49,571,061
Other assets	1,313,654	764,689
Total assets	$58,844,499	$56,398,566

Liabilities	$7,347,319	$9,225,205	(2)
Shareholders’ equity	51,497,180	47,173,361
Total liabilities and shareholders’ equity	$58,844,499	$56,398,566
Notes:

(1)
The net increase in cash and cash equivalents is primarily due to the exercise of share purchase warrants over the three-month period ended March 31, 2011.   This provided cash from financing activities of $4,379,432.

(2)
The net decrease in liabilities is primarily due to the exercise or forfeiture of 2,650,000 warrants which had an exercise price denominated in U.S. dollars and, accordingly, were fair valued and classified as a liability at December 31, 2010 in the amount of $1,562,544.  The expiry date of those warrants was accelerated to March 14, 2011.

A comparison of the results of operations for the three months ended March 31, 2011 and March 31, 2010 is as follows:

	Three Months Ended March 31,
	2011	2010
Net loss	$(2,714,283)	$(392,220)
Basic and diluted loss per share	$(0.03)	$(0.01)
Weighted average number of shares outstanding	98,409,788	77,354,997

Net cash used in operating activities	(2,214,251)	(658,211)

Net cash used in investing activities	(646,407)	(402,690)

Net cash provided by financing activities	4,310,825	432,104

Results from Operations

Our consolidated net loss from operations for the three-month period ended March 31, 2011 was $2,714,283 or $0.03 per share compared to $392,220 or $0.01 per share for the same period in 2010.  $1,236,746 of the increase in loss was due to our increased exploration efforts.  A loss on the change in fair value of $592,026 relating to warrants which were carried as a liability at December 31, 2010 and, for which the expiry date was accelerated to March 14, 2011, was recognized in the current period.  There was no comparable adjustment for the same period in 2010.  Additionally, corporate salaries and benefits included for current period included $504,766 of non-cash stock based compensation, the majority of which related to an options grant on January 13, 2011.  There was no comparable expense for the same period in 2010.

To review Midway Gold’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, including our Management Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.midwaygold.com.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Director, President and COO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Manager of Corporate Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the documents referenced in this press release use the terms “reserve" and  "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system.  Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “resource” in this press release and the documents referenced in this press release  are  not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referenced in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.